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                                                                    Exhibit 10.1

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

                                     REVISED

                  THIS AMENDMENT (the "AMENDMENT") is made as of the 21st day of May, 2001 and shall hereby constitute the second amendment to the employment agreement, dated October 27, 1997, and effective as of June 18, 1997, as amended on March 13, 2000 (the "AGREEMENT"), and is made by and among Duane Reade Inc., a Delaware corporation (the "COMPANY"), Credit Suisse First Boston Ltd. (as successor of DLJ Merchant Banking Partners, II, L.P. and with respect to Section 6 only) ("CSFB") and Anthony Cuti (the "EXECUTIVE"). Capitalized terms that are not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement. The parties agree that the second amendment to the Agreement dated May 1, 2001 shall be of no force or effect and is hereby superceded in its entirety by this Amendment.

                              W I T N E S S E T H:

                  WHEREAS, the Executive and the Company entered into the Agreement, effective June 18, 1997, and Executive is currently employed by the Company under the Agreement; and

                  WHEREAS, pursuant to Section 35 of the Agreement, the Company and the Executive may amend the Agreement by an instrument in writing, signed by the Executive and the Chairman of the Board of Directors of the Company; and

                  WHEREAS, the parties desire to enter into this Amendment, which Amendment shall be effective as of the date first set forth above;

                  NOW THEREFORE, and in consideration of the foregoing and the mutual agreements set forth herein, the parties, intending to be legally bound, agree as follows:

                  1. ADDITIONAL RESTRICTIVE COVENANT. In addition to the restrictive covenants set forth in Section 21 of the Agreement, the Executive hereby agrees that, during the Term of Employment, he will not solicit an invitation for employment in the food and drug industry from any employer other than the Company unless he first receives a written waiver of the restriction set forth in this Section 1 signed by either David Jaffe, the Chairman of the Compensation Committee of the Company's Board of Directors (the "BOARD"), or his successor, or a majority of the members of the Board. The Executive further agrees that if he receives an unsolicited formal offer of employment in the food and drug industry from any employer other than the Company, he shall inform either David Jaffe, the Chairman of the Compensation Committee of the Board, or his successor, or the Board of his receipt of such offer.
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                  2. DEFINITION OF "SALE OF THE COMPANY." The definition of Sale of the Company as set forth in Section 1 of the Agreement is hereby deleted in its entirety and replaced by the following:

                  "SALE OF THE COMPANY" shall mean the consummation of one of the following events:

                  (i) any Independent Third Party is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Agreement, the term "BENEFICIAL OWNER" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act;

                  (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; PROVIDED, HOWEVER, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Sale of the Company;

                  (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                  (iv) DLJ ceases to own at least 1,200,000 shares of Common Stock. A Sale of the Company as defined in this subsection (iv) shall hereinafter be referred to as a "DLJ SALE".

                  3. DEFINITION OF GOOD REASON. The definition of Good Reason, as set forth in Section 1 of the Employment Agreement, is hereby deleted in its entirety and replaced by the following:

                  "GOOD REASON" shall mean the occurrence of the following:

                  (i) a reduction, without the Executive's written consent, in the Executive's then current Base Salary, unless such reduction is generally applicable to all executives of the Company;

                  (ii) removal, without his consent, of the Executive from the position of President, Chief Executive Officer or Chairman of the Company or assignment, without his consent, to the Executive of any duties materially and adversely inconsistent with the Executive's position as President, Chief Executive Officer or Chairman of the Company or any other action which results in a material and adverse change in such status, offices, titles or responsibilities;

                  (iii) the creation of any position within the Company equal to or superior to that of the Executive or which does not report to the Executive;

                  (iv) the failure of the Executive to be reelected as Chairman of the Board;

                  (v) the relocation of the offices at which the Executive is principally employed to a location which requires a commute which is more than five miles longer than the commute from the Executive's current home in Saddle River, New Jersey to 440 Ninth Avenue, New York, New York, which relocation is not approved by the Executive;


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                  (vi) any material breach by the Company or DLJ of the
         Employment Related Agreements;

                  (vii) any voluntary resignation by the Executive for any reason or for no stated reason (unless the Company shall then have a basis to terminate the Executive for Cause) during the 30-day period beginning six months following a Sale of the Company, other than a DLJ Sale; or

                  (viii) any voluntary resignation by the Executive for any reason or for no stated reason (unless the Company shall then have a basis to terminate the Executive for Cause) at any time beginning either (A) eighteen months following a DLJ Sale that occurs on or before December 31, 2001, or (B) twelve months following a DLJ Sale that occurs after December 31, 2001, PROVIDED, HOWEVER, that at the written request of the Board, which request shall be provided to the Executive at least six months prior to the end of the applicable eighteen or twelve month period, (A) the Executive shall work with his successor to expedite a successful transition and (B) continue to serve as Chairman of the Board until the earlier of the end of the Continuation Period and the date upon which the Board elects to remove him from such position.

                  4. SETTLEMENT AND FORGIVENESS OF ALL NOTES OUTSTANDING. (a) PRIOR TO DECEMBER 31, 2001. In the event that on or before December 31, 2001, either (i) Executive's employment is terminated by the Company without Cause, due to the Executive's death or Disability or by the Executive with Good Reason or (ii) a Sale of the Company occurs (either (i) or (ii), a "FORGIVENESS EVENT"), the Company hereby agrees to the following:

                  (A) with respect to the DLJ Note and any other outstanding notes between the Executive and DLJ or its successors (collectively, the "AGGREGATE DLJ NOTES"), the Company shall either pay on behalf of the Executive, or assume from the Executive, 50% of any interest and principal balance owed by the Executive as of either the Termination Date or the date of the Sale of the Company, as applicable; and

                  (B) with respect to the Company Note and any other outstanding notes between the Executive and the Company or its successors, including, without limitation, the note for two million dollars dated November 9, 1998 between the Executive and the Company (collectively, the "AGGREGATE COMPANY NOTES"), the Company shall forgive 50% of any interest and principal balance owed by the Executive as of either the Termination Date or the date of the Sale of the Company, as applicable.

                  (b) AFTER DECEMBER 31, 2001. In the event that either (i) a Forgiveness Event occurs at any time after December 31, 2001 or (ii) the Executive's employment is terminated by the Company by reason of notice from the Company of non-renewal of the Employment Term, the Company hereby agrees to the following:

                  (A) with respect to the Aggregate DLJ Notes, the Company shall either pay on behalf of the Executive, or assume from the Executive, 100% of any interest and principal balance owed by the Executive as of either the Termination Date or the date of the Sale of the Company, as applicable; and

                  (B) with respect to the Aggregate Company Notes, the Company shall forgive 100% of any interest and principal balance owed by the Executive as of either the Termination Date or the date of the Sale of the Company, as applicable.


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                  5. Section 15(c) of the Agreement is hereby deleted in its entirety and replaced by the following:

                  (c) The Company will be under no obligation to set aside any funds with respect to the benefit obligations accruing under the SERP; PROVIDED, HOWEVER, that the Company agrees that prior to or simultaneous with the first occurrence, if any, of any of the following:

                  (i) any Sale of the Company;

                  (ii) the termination of the Executive's employment by the Company without Cause, by the Executive for Good Reason, or by reason of the Executive's death or Disability;

                  (iii) the nonrenewal of this Agreement pursuant to notice of nonrenewal by the Company; or

                  (iv) the Executive's 65th birthday;

at the Executive's election, one of the following shall occur:

                  (A) The Company will establish an irrevocable grantor trust (the "TRUST") pursuant to a trust agreement and fully fund the SERP in an amount equal to the Actuarial Present Value as of the date of such funding (the "FUNDED AMOUNT"), based on a Term of Employment which will be deemed to equal 20 years. The amount of interest earned by the Funded Amount will be evaluated annually on or before March 15. In the event that the Funded Amount has not earned interest during the past year in an amount equal to or greater than the prevailing rate for ten-year treasury bonds on the Start Date (the "TREASURY RATE"), the Company will deposit an additional amount into the grantor trust equal to (i) the amount of interest the Funded Amount would have earned during the last calendar year at the Treasury Rate, (ii) less the interest actually earned by the Funded Amount during such period. The trust agreement will provide for a return to the Company of all assets that remain in the trust after satisfaction of all obligations of the SERP; or

                  (B) The Company shall implement such other alternative arrangement that does not result in a total after-tax economic impact to the Company that is materially greater than the alternative described in (A) above.

                6. COLLATERAL FOR THE DLJ NOTE. (a) Except as provided in
Section 6(b) below, with respect to any collateral the Executive has assigned under the Agreement or any other promissory note or other document as a security interest with respect to the DLJ Note (including, without limitation, the Current Option, Performance Option and Super Performance Option, together with all shares, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of or in exchange for any or all of such Current Option; Performance Option; Super Performance Option; the Non-Qualified Current Option Agreement, the Non-Qualified Performance Option Agreement and the Non-Qualified Super Performance Option Agreement; and all rights of the Executive under or pursuant to the such agreements) CSFB agrees that, as of the date of this Amendment, it hereby waives and relinquishes any and all rights it has with respect to such collateral and that the Executive shall have unencumbered rights to all assets that, prior to the date of this Amendment, were assigned as a security interest with respect to the DLJ Note.

                (b) Notwithstanding the terms of Section 6(a) above, the Executive hereby agrees that CSFB shall retain as a security interest with respect to the unpaid portion of the DLJ Note, a portion of the Performance Option exercisable for 50,000 shares of Company common stock (together with all shares, dividends, cash, instruments and other


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property from time to time received or otherwise distributed in respect of or in exchange for any or all such portion of the Performance Option, the Non-Qualified Performance Option Agreement as it applies to such portion of the Performance Option, and all rights of the Executive pursuant to such agreement).

                  7. CONTINUING EFFECT OF THE AGREEMENT.The Agreement shall continue in full force and effect as amended herein.

                  8. ATTORNEYS FEES. The Company shall pay or reimburse Executive for all reasonable legal fees and costs incurred in the drafting, negotiation and execution of this Amendment.

                  9. COUNTERPARTS. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                          THE EXECUTIVE


                                          /s/ Anthony Cuti
                                          --------------------------------------
                                          Anthony Cuti
                                          440 Ninth Avenue
                                          New York, New York 10001


                                          DUANE READE INC.


                                          By: /s/ Anthony Cuti
                                             -----------------------------------
                                              Name: Anthony Cuti
                                              Title: Chairman of the Board
                                              (In compliance with the employment
                                              agreement, dated October 27, 1997,
                                              and effective as of June 18, 1997)


                                          By: /s/ David Jaffe
                                             -----------------------------------
                                              Name: David Jaffe
                                              Title: Chairman of the
                                                     Compensation Committee of
                                                     the Board of Directors

                                          CREDIT SUISSE FIRST BOSTON LTD.
                                              (with respect to Section 6
                                              only)


                                          By: /s/ Nicole Arnaboldi
                                             -----------------------------------
                                              Name: Nicole Arnaboldi
                                              Title: Managing Partner


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